Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT (EXPORT) Polestar Performance AB and Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd. and Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory and Shanghai Global Trading Corporation Manufacturing of [***] in the PMA Plant Agreement No.: GEE23-016 2 TABLE OF CONTENTS 1. DEFINITIONS ............................................................................................................................. 5 2. SCOPE AND ORDER OF PRIORITY ........................................................................................... 10 3. SALE AND PURCHASE ............................................................................................................. 10 4. TECHNICAL SPECIFICATION .................................................................................................... 11 5. VOLUME PLANNING PROCEDURES AND ORDER PROCESS .................................................... 11 6. PRICE AND PAYMENT ............................................................................................................. 12 7. MANUFACTURING .................................................................................................................. 13 8. DELIVERY, TITLE AND RISK ...................................................................................................... 15 9. QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS .................................................... 17 10. WARRANTY AND SIMILAR CLAIMS ......................................................................................... 19 11. CLAIMS FOR SYSTEMATIC DEFECTS........................................................................................ 20 12. DEFECTS CAUSED BY SUPPLIER OF COMPONENTS AND/OR GRI ........................................... 20 13. VEHICLE LIFETIME RECTIFICATION ASSISTANCE .................................................................... 21 14. PRODUCT LIABILITY ................................................................................................................ 21 15. AUTHORITY INVESTIGATIONS AND FSA ................................................................................. 21 16. PERMITS ................................................................................................................................. 23 17. TRADEMARKS AND INTELLECTUAL PROPERTY RIGHT ............................................................ 23 18. INSPECTION RIGHTS ............................................................................................................... 24 19. EXIT AND EXIT COSTS ............................................................................................................. 25 20. RE-LOCALISATION................................................................................................................... 26 21. COMPLIANCE WITH LAWS ...................................................................................................... 26 22. REPRESENTATIONS ................................................................................................................. 28 23. LIMITATION OF LIABILITY ....................................................................................................... 28 24. GOVERNANCE AND CHANGES ................................................................................................ 29 25. CONFIDENTIAL INFORMATION............................................................................................... 30 26. GOVERNING LAW ................................................................................................................... 31 27. DISPUTE RESOLUTION ............................................................................................................ 31 28. TERM AND TERMINATION ..................................................................................................... 32 29. MISCELLANEOUS .................................................................................................................... 34 Agreement No.: GEE23-016 3 LIST OF APPENDICES (a) Appendix 1 – Pricing Principles and Procedures (b) Appendix 2 – Volume Planning Procedures (c) Appendix 3 – Sustainability Requirements (d) Appendix 4 - Polestar’s Code of Conduct (e) Appendix 5 - Quality Protocol Agreement No.: GEE23-016 4 This [***] MANUFACTURING AND VEHICLE SUPPLY AGREEMENT (EXPORT) (this “Manufacturing Agreement”) is entered into on the date indicated below and made among: (1) Polestar Performance AB, Reg. No. 5566533096, a limited liability company incorporated under the laws of Sweden (the “Buyer” or “Polestar”). (2) Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Reg. No. 91330201MA2CHD0427, a limited liability company incorporated under the laws of People's Republic of China (“Plant”); and (3) Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory, Reg. No. 913302015638837911, a limited liability company incorporated under the laws of People's Republic of China (the “Catalogue Company”); and (4) Shanghai Global Trading Corporation, Reg. No. 9131010769577129XR, a limited liability company incorporated under the laws of People’s Republic of China (the “Export Company”) The Plant, Catalogue Company and Export Company are referred to individually and collectively as the “Supplier”, unless otherwise specifically used or referred to hereunder. The Plant, the Catalogue Company and the Export Company are referred to individually and collectively as a “Party” on the one hand (save that the specific entity should be determined based on the context hereunder) and the Buyer as a “Party” on the other hand, and jointly as the “Parties”. BACKGROUND A. Polestar is engaged in the development and sale of Polestar branded high-end electric performance cars. B. Polestar has outsourced the full development of its [***] vehicle to Ningbo Geely Automobile Research & Development Co., Ltd. (“GRI”) under the Development Agreement (Agreement no.: GEE21-012) dated December 28, 2021, and will enter into a Change Management Agreement with GRI for any changes or updates the [***] vehicle. C. Polestar Automotive China Distribution Co., Ltd. and Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd. have entered into the Tooling and Equipment Agreement on January,27, 2022 (agreement no.: GEE21-013). D. Polestar Automotive China Distribution Co., Ltd., and Ningbo Geely Automobile Research & Development Co., Ltd. have entered into the Unique Vendor Tooling Agreement on December23, 2021 (agreement no.: GEE21-016). E. Polestar now wishes to outsource and purchase, and the Supplier wishes to manufacture and sell [***] vehicles (the “Vehicle”) to the Buyer, in accordance with the terms set out in this Manufacturing Agreement. The Parties have also agreed that the Supplier can manufacture and sell certain spare parts to the Buyer which will be regulated in a separate agreement. F. [***]

Agreement No.: GEE23-016 5 G. [***] H. [***] I. As a general principle, the Parties agree that transactions amongst all relevant entities involved shall be conducted on arm’s length terms. J. In light of the foregoing, the Parties have agreed to execute this Manufacturing Agreement. 1. DEFINITIONS The following terms shall have the meanings ascribed to them below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Affiliates” means (i) for the Supplier, any other legal entity that directly or indirectly controls, is controlled by or is under common control with Geely Auto and (ii) for Buyer, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, “control” means the possession, directly or indirectly, of (i) at least fifty per cent (50%) of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not reflect the Parties' intention at the time of signing this Manufacturing Agreement due to a restructuring or reorganization in relation to either of the Parties. “Buyer” shall have the meaning set out under (1) above. “Buyer Unique Supplier” means the three (3) specific Component Suppliers; namely [***]. “Change Management Agreement” means the agreement to be entered into between Polestar Performance AB and GRI regarding further development and changes to the Technical Specification of the Vehicle after OKtB +90 days. “China Mainland” or “PRC” means the People’s Republic of China (excluding Hong Kong, Macau and Taiwan). “Common Components” means components and material used for the production of the Vehicle as well as for production of other vehicles in a Geely Auto owned plant. “Common Equipment” means equipment owned by the Supplier that is stored at the premises of the Plant and used for production of any type of vehicle. “Common Type Bound Tooling and Equipment” means tooling and equipment owned by the Supplier that is stored at the premises of the Plant and used for production of [***]vehicles for other brands and the Buyer and its Affiliates. “Common Vendor Tooling” means tooling owned by the Supplier that is used and stored at the premises of a Component Supplier but used for the production of [***]vehicles (and/or components therein) for other brands and Buyer and its Affiliates. Agreement No.: GEE23-016 6 "Components" means all the components (including software) and parts included in the Vehicle according to the Technical Specification. "Component Supplier(s)" means a party supplying Components included in the Vehicle to the Supplier, including such party who is also an Affiliate of the Supplier. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to, the Technical Information and other information relating to Vehicles, intellectual property rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to, during or after the execution of this Manufacturing Agreement. “Consumer Product Audit” means Consumer Product Audit (CPA) standard according to agreed standard as approved by the Steering Committee. “Critical Concern” means issue on Vehicles after Factory Complete, caused by risks of not meeting demands or requirements in the Technical Specification within product safety, product legal or compliance or product environmental and customer satisfaction. “Data” means the collection of recorded values (which can be characters, numbers or any other data type) that can via processing be extracted to meaning or information, relating to the Vehicle. “Definitive Monthly Volume” means the rolling monthly volume that has been finally and definitively confirmed by the Parties from time to time during the Volume Planning Procedures, marked as “M0 fixed” under Figure 2 under Appendix 2. “Delay” means the failure by Supplier to deliver to Buyer, Factory Complete Vehicles on time and to the quantities agreed in accordance with the agreed Order Book Planning process as set forth in Appendix 2 – Volume Planning Procedures. For the avoidance of doubt, by making Factory Complete Vehicle available for collection by the Buyer through having it parked within the premises of the Plant on the area of the yard designated for the Buyer, the Supplier shall be deemed to have delivered Factory Complete Vehicle to the Buyer at such time for the purpose of determining a Delay or not without prejudice to the time of Delivery as set forth in Section 8.1.1 and the time of the transfer of risks and titles as set forth in Section 8.2.1 under this Manufacturing Agreement. "Development Agreement" means the service agreement (agreement no.: GEE21-012) entered into by Polestar Performance AB and GRI on December 28, 2021 for the development of the [***] vehicle. “Defect” means the Vehicle or Component (i) does not conform with the agreed Technical Specification, (ii) does not comply with all mandatory laws of the countries in which the Vehicles are to be sold as stated in the Development Agreement or made known to the Supplier through the change management process in accordance with Section 24.2 , and/or (iii) is not free from faults in design related to Components provided by Component Agreement No.: GEE23-016 7 Suppliers, and/or (iv) that does not conform with industry standard quality in materials and industry standard workmanship as stipulated in this Manufacturing Agreement. Defects are classified based upon impact on the customer in different severities according to the product audit rating scale in VCPA S300, A100, B50, B30, C10. Further described in Appendix 5, Attachment 5. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “End of Production” or “EOP” means the end of production of the Vehicle i.e. 7 years after Job1, unless otherwise agreed between the Parties. “Exit” shall have the meaning set out in Section 19. "Exit Cost" means the compensation amount that the Buyer shall pay to the Supplier in accordance with either Section 19.1.1 (b) or 19.1.2 (a) as the case may be. "Factory Complete" means when a Vehicle fulfils and complies with all the Supplier’s inspections and quality assurance processes, being in a deliverable condition and fully checked to be in compliance with the Buyer's demands and requirements in accordance with this Manufacturing Agreement, including the Technical Specification. “Field Service Action” or “FSA” means a recall, service action, extended warranty, safety, maintenance or improvement program, or similar action, involving or relating to a Defect in the Vehicle or the Component, implemented or performed by the Buyer, its Affiliates, dealers or other authorized repair facilities. “Fixed Reserved Volumes” shall have the meaning set out in Appendix 2 Volume Planning Procedures, which shall be the Reserved Volume for the first calendar year (N) as a part of the Reserved Volumes on a rolling basis. [***] “Geely Auto” means Geely Auto Group Co. Ltd., Reg. No. 91330201MA2CK3LC02, a limited liability company incorporated under the laws of the People’s Republic of China. “Hardship Event” means a material shortage or constraint of supply of the Component (including the Common Components) in the market that is without prejudice to Section 29.1, beyond the Supplier’s reasonable control which objectively makes the fulfilment of Volume Plan becomes excessively onerous from a commercial or financial perspective. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Manufacturing Agreement. “Job1” means in relation to this Manufacturing Agreement and the Vehicle, the date on which the production of the Vehicle starts. “JPH” means jobs per hour i.e., number of vehicles produced in an hour. Agreement No.: GEE23-016 8 "Know-How" means the technical information, knowledge and experience related to the Technical Specification or conveyed through the technical assistance rendered under this Manufacturing Agreement incorporating, if any, industrial and/or intellectual property rights. “Life Cycle Planning Volumes” shall have the meaning and number given to it for a period from FY2023 to FY2029 under Appendix 1. “LTIV” means the long-term investment volumes as elaborated on in Appendix 2 Volume Planning procedures. “Minor Defects” means a truly minor Defect, C10 according VCPA rating scale, not meeting the Technical Specification, which has an insignificant impact on functioning of the Vehicle and/or Component, such as small non-visual or visual negative quality impressions (including but not limited to screeches, scratches etc) which are detectable by experts only, however always excluding (i) any systematic or repetitive Defects unless otherwise approved by Buyer, including but not limited to Systematic Defects, and (ii) Defects in Components. The Parties acknowledge that a Minor Defect does not need to be repaired in most cases but when it frequently and repetitively occurs, the Supplier will make its commercial best efforts to take actions to prevent such Minor Defect from reoccurring on future deliveries. “Manufacturing and Vehicle Supply Agreement” or “Manufacturing Agreement” means this Manufacturing and Vehicle Supply Agreement including its appendices and exhibits attached hereto. “OKtB” means the date when the Vehicle starts to be delivered to external customers as further defined in the Development Agreement. “[***] Manufacturing Agreement” means the [***] Manufacturing and Vehicle Supply Agreement (Domestic) and all its appendices. “Permits” shall have the meaning set out in Section 16. “Personal Data” means all information that a Party obtains from the other Party as a result of the Manufacturing Agreement (i) relating to an identified or identifiable natural person, including the other Party’s employees and customers, that directly or indirectly can identify that person, or (ii) deemed personal data according to applicable national, federal, state, and international laws and regulations now or hereafter in effect. “Plant” shall have the meaning set out in (2) above. “Polestar” shall have the meaning set out in (1) above. “Polestar Actual Volumes” means the total amount of Vehicles produced in the Plant and achieved Factory Complete status during a certain period. “Project Agreements” shall have the meaning set out in Section 28.1.5.

Agreement No.: GEE23-016 9 “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Reserved Volumes” shall have the meaning set out in Appendix 2 Volume Planning Procedures for a period of the immediately subsequent [***]calendar years [***]as decided by the Steering Committee. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties regarding [***] Vehicle in various matters, under this Manufacturing Agreement which regarding cooperation between the Parties is the so called Geely and Polestar 417 Steering Committee. “Strategic Board” means the highest level governance forum established by the Parties for handling the cooperation between the Parties regarding [***] Vehicle in respect of various matters. “Systematic Defect” means a Defect attributable to the same, or substantially the same, root cause that occurs, or is likely to occur, at a statistically significant level. A single Minor Defect will not be deemed a Systematic Defect, provided however that multiple Minor Defects may, when considered collectively on impact level, be deemed a Systematic Defect. Similarly, a few major Defects may be sufficient to qualify as Systematic Defects. "Technical Information" means all Technical Specification and Know-How and all other written or printed technical information or software stored in any media or materials or prototypes communicated to the Supplier by the Buyer and all reproductions, excerpts and summaries thereof, and all modifications and/or improvements to the Technical Specification and Know-How made by or for the Supplier. “Technical Specification” means (i) all the required vehicle specifications as agreed between GRI and Buyer that are necessary to manufacture the Vehicle and are provided to the Supplier by GRI as set forth in Section 4 and (ii) all other written or printed technical information or software stored in any media or materials or prototypes communicated to the Supplier by the Buyer (or by GRI on behalf of the Buyer) and all reproductions, excerpts and summaries thereof as agreed between the parties and confirmed by the Plant (which confirmation should not be unreasonably withheld or delayed), and all modifications and/or improvements thereof made by or for the Supplier pursuant to the change management process. Examples are necessary product drawings, material lists, assembly instructions and quality requirements on paper or in electronic form provided by GRI to the Supplier for the purpose of manufacture the Vehicle in accordance with the terms and conditions of this Manufacturing Agreement. “Third Party” means a party other than any of the Parties under this Manufacturing Agreement. For the avoidance of doubt, unless otherwise expressly required by the context, an Affiliate of one of the Parties to this Manufacturing Agreement shall be a Third Party. “Unique Type Bound Tooling and Equipment” means tooling and equipment owned by the Buyer that is stored at the premises of the Plant and that are specific to Buyer´s Vehicles and that are unique to the Buyer and its Affiliates. Agreement No.: GEE23-016 10 “Unique Vendor Tooling” means tooling including but not limited to molds, gauges, fixtures, owned by the Buyer and located at the premises of a Component Supplier related to Vehicles (and/or components therein) and that cannot be, or is not expected to be, re-used without modifications for another product. "Vehicle" shall have the meaning set out under Background E above. “Warranty Period” means the warranty period of the Vehicles available to the Buyer’s end customers in a relevant market as updated by the Buyer from time to time in accordance with applicable law and regulations. 2. SCOPE AND ORDER OF PRIORITY 2.1 This Manufacturing Agreement sets out the specific terms that shall apply to the manufacturing, assembly and sales to the Buyer of the Vehicle for sales outside of China Mainland. 2.2 In the event there are any contradictions or inconsistencies between the terms of this Manufacturing Agreement and the appendices hereto, the Parties agree that they shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: a) Main document of this Manufacturing Agreement. b) Appendix 1 – Pricing Principles and Procedures c) Appendix 2 – Volume Planning Procedures d) Appendix 5 – Quality Protocol e) Appendix 3 – Sustainability requirements f) Appendix 4 – Polestar’s Code of Conduct 2.3 The appendices to this Manufacturing Agreement, form an integral part of this Manufacturing Agreement. 3. SALE AND PURCHASE 3.1 The Supplier agrees to supply to the Buyer, and the Buyer agrees to purchase, the Vehicles ordered in accordance with and under the terms and conditions of this Manufacturing Agreement. The Supplier may only sell the Vehicles to the Buyer and/or its Affiliate as directed by the Buyer. The Vehicles shall be manufactured in accordance with the Technical Specifications. 3.2 The Buyer acknowledges that the Supplier will have the Vehicles manufactured for the Buyer and supplied to the Buyer pursuant to terms and conditions set forth under this Manufacture Agreement[***] 3.3 The Parties acknowledge that other manufacturing and vehicle supply agreements may exist or may be entered into with other buyers for the production of vehicles in the Plant, Agreement No.: GEE23-016 11 and if so and if the overall modalities of cooperation contemplated under such agreements is materially similar to the ones for this Manufacturing Agreement, similar Volume Planning Procedure principles as attached to this Manufacturing Agreement as Appendix 2 and similar Exit Cost principles as stated in Section 19, shall be agreed with those other buyer/buyers by the Supplier. Notwithstanding the generality of the foregoing, the Reserved Volumes as agreed by the Parties in accordance with Appendix 2 and the price of the Vehicle as agreed by the Parties in accordance with Appendix 1 shall not deviate substantially and negatively therefrom without the written agreement of the Parties. 4. TECHNICAL SPECIFICATION 4.1 GRI shall provide the Plant with the Technical Specification according to a process described by GRI. The Technical Specification for the Vehicle will be released in the Geely Product Lifecycle Management, PLM system. The Plant undertakes to manufacture and assemble the Vehicle in strict conformity with the Technical Specification, Know-How and/or as otherwise instructed by GRI or its sub-contractors. 4.2 Any changes to the Technical Specifications that affect the Vehicle shall be authorized by Buyer and notified by GRI to the Plant according to the change procedure in Section 24.2. 5. VOLUME PLANNING PROCEDURES AND ORDER PROCESS 5.1 The procedures for volume planning, and order placement of the Vehicles in the Plant, are attached hereto as Appendix 2. 5.2 The installed capacity at the Plant is enabling a production of [***] vehicles per year from the year of 2024 till expiration of this Manufacturing Agreement. The Supplier shall during the duration of this Manufacturing Agreement maintain capacity to manufacture, assemble and supply to the Buyer Vehicles in quantities ordered by the Buyer up to the volumes agreed between the Parties according to Appendix 2. 5.3 If the Supplier is or is reasonably expected to or will become unable to meet its obligations under this Manufacturing Agreement to supply Vehicles due to shortage of Components and/or material and this constraint is attributable to Component Supplier for any reason other than events falling into the scope of a Hardship Event and/or a Force Majeure Event, then Supplier shall make its commercially best efforts, and shall exercise the rights it has under the agreements with those Component Suppliers to procure that those Component Suppliers take all actions required to resume compliance with their contractual obligations to Supplier. 5.4 [***] 5.5 If at any time Supplier is or is reasonably expected to or will become unable to meet its obligations under this Manufacturing Agreement to supply Vehicles to Buyer and this constraint is attributable to the Buyer Unique Supplier, then Buyer shall upon the Supplier’s request, make its best commercial efforts to assist the Supplier in resolving the issues in a practical and reasonable manner. 5.6 Supplier shall follow the Capacity Management process as described in Section 6 in Appendix 2. In addition to the Capacity Management process, Supplier shall immediately Agreement No.: GEE23-016 12 notify Buyer of (i) anything that will or might result in constraints in Components, materials or Common Components used for production of the Vehicle affecting Supplier’s ability to meet its obligation under this Manufacturing Agreement, including possible consequences thereof, and the Parties shall follow the principles and procedures as set forth in Section 5.3 and Section 5.4 and further jointly agree on specific matters for how to best minimize the effect of (i) above. 5.7 The Supplier will take the Plant’s available volume capacity (including the Life Cycle Planning Volumes, Reserved Volumes and the Definitive Monthly Volume) into consideration when entering into other manufacturing and vehicle supply agreements with other buyers for the production of vehicles in the Plant. 5.8 The Buyer will order and the Supplier will supply the Products in accordance with the order process set out in Appendix 2. 6. PRICE AND PAYMENT 6.1 Product Price 6.1.1 The principles and procedures for calculating the full cost of production and for setting the price of the Vehicle, on an ‘arm’s length’ basis, are attached hereto as Vehicle Pricing Principles and Procedures, Appendix 1. 6.1.2 In addition to Vehicles, also service/spare parts manufactured in the Plant being parts in a Vehicle shall be possible to order but will be regulated in separate agreement. 6.2 Payment and invoice 6.2.1 Invoice for each Vehicle shall be provided since specifications are different. Any payment by the Buyer to the Supplier hereunder shall be made to the [***] 6.2.2 The payment shall be made in RMB by bank transfer. 6.2.3 All amounts and payments referred to in this Manufacturing Agreement are exclusive of VAT, and any other taxes, for example withholding tax and surcharges. VAT is chargeable on all invoiced amounts only when required by local law and shall be borne by the Buyer. Buyer may appoint a Third Party to handle the requisite VAT registration and recovery. 6.2.4 Invoice for a Vehicle shall be issued by the Supplier to the Buyer when the Vehicle has been delivered in accordance with Section 8.1.1 (invoice trigger Loaded on vessel). The payment shall be made by the Buyer at the latest [***] days after the invoice date unless otherwise agreed between the Parties. 6.2.5 Invoices may be generated electronically. However, the Buyer may request hard copy summary invoices over a specified period, in order to satisfy VAT and customs reporting requirements. 6.2.6 [***].

Agreement No.: GEE23-016 13 6.2.7 Payment made later than the due date will automatically be subject to interest rate for late payments for each day it is not paid and the interest shall be [***]. 7. MANUFACTURING 7.1 Manufacturing and assembly 7.1.1 The Supplier shall at all times perform the services set out in this Manufacturing Agreement in a professional manner. The Supplier shall at all times perform the services using professional and skilled personnel that has been properly educated for the services to be performed. The Supplier shall efficiently utilise the resources, materials and services necessary to provide the services set out in this Manufacturing Agreement, and shall perform the services in a cost-effective manner consistent with the required level of quality and performance in a way that meets Industry standards. As part of that obligation, the Supplier undertakes to improve the cost efficiency of the services continuously during the duration of the Manufacturing Agreement. 7.1.2 The Plant undertakes to assemble the Vehicle in strict conformity with the Technical Specification, Know-How and/or as otherwise from time to time and shall never implement any product changes, modification or substitutions of Component(s) unless instructed in accordance with the change procedures set forth in Section 24.2. 7.1.3 [***] 7.1.4 The Plant will strive to meet Buyer’s sustainability standards and will keep the Buyer informed, as set forth in Appendix 3. 7.2 Equipment and tooling 7.2.1 The Supplier undertakes to maintain in its ownership and possession all tooling and equipment for vehicles to be produced in the Plant (e.g. Common Equipment, Common Type Bound Tooling and Equipment, Common Vendor Tooling), except for Unique Type Bound Tooling and Equipment and Unique Vendor Tooling which the Buyer shall remain the owner of. The Buyer will remain the owner of the Unique Type Bound Tooling and Equipment even if such is located in the Plant. Normal tooling maintenance will be commenced by the Plant and related costs charged as part of the price for the Vehicles, whereas update and replacement of the Unique Type Bound Tooling and Equipment will be controlled and paid separately by the Buyer. 7.2.2 The Supplier undertakes to (or see to that Polestar or the Plant, as applicable) acquire or have acquired, all such necessary tooling, equipment and systems, including but not limited to jigs, fixtures, tools and welding equipment, necessary for the assembly of the Vehicle. 7.2.3 Any tooling and equipment acquired in accordance with Section 7.2.1–7.2.2 shall meet the Supplier’s quality requirements, as aligned with Industry Standard. 7.2.4 Unique Type Bound Tooling and Equipment and Unique Vendor Tooling acquired in accordance herewith shall be used solely for the purpose of the assembly of the Vehicle and its Components. Agreement No.: GEE23-016 14 7.2.5 All plant tooling and equipment used by the Plant for the production of the Vehicles shall be maintained in proper working condition by the Plant in accordance with applicable maintenance instructions for said tooling and equipment or by using industry practice if there are no specific instructions. 7.2.6 The Supplier should assist the Buyer in phase out projects related to the Unique Type Bound Tooling and Equipment and Unique Vendor Tooling if necessary. Cost of carving out Unique Type Bound Tooling and Equipment and Unique Vendor Tooling is upon the Buyer. Buyer and Supplier must agree on process and timing for handling Unique Type Bound Tooling and Equipment and Unique Vendor Tooling no later than 12 months before EOP, unless otherwise agreed between the Supplier and the Buyer. Agreed timing and process must not unreasonably and materially interfere with the manufacturing of any other product at the Plant, and the direct loss of the Supplier caused by such interference shall be compensated by the Buyer, and details of such compensation shall be further negotiated between the Supplier and the Buyer. 7.2.7 For Unique Type Bound Tooling and Equipment and Unique Vendor Tooling the Buyer or Buyer’s Affiliates shall grant the Supplier the right to use such assets for the manufacturing of the Vehicle under a User Right Agreement to be entered into between the Supplier and Buyer or Buyer’s Affiliate. 7.2.8 The Buyer shall pay Supplier for its share of Common Equipment, Common Type Bound Tooling and Equipment and Common Vendor Tooling and compensate Supplier for its cost incurred under the User Right Agreement related to Unique Type Bound Tooling and Equipment and Unique Vendor Tooling according to the pricing principles set forth in Appendix 1. 7.3 Components 7.3.1 The Buyer has entered into a service agreement for development and procurement services (GEE21-012), December 28, 2021 with Ningbo Geely Automobile Research & Development Co., Ltd. (GRI), the Development Agreement, under which GRI and its Affiliates shall provide development and procurement services. The Buyer utilises these services in order to fulfil its obligations and responsibilities under this Section 7.3. 7.3.2 The Supplier shall be responsible for the purchase of Components for the production of Vehicles by calling-off such Components from Component Suppliers and taking other necessary measures as the case may require. 7.3.3 Components will be called-off from Component Suppliers directly by the Supplier. The Supplier will be provided with information required to be able to call-off Components. 7.3.4 The Supplier is responsible for managing inbound logistics including but not limited to transportation from Component Suppliers to plant, custom clearance and to pay related logistic cost including customs duties. 7.3.5 The Supplier shall pay all Component Suppliers’ invoices directly to the Component Suppliers. The costs for such Components shall be included in the prices for the Vehicles. 7.3.6 [***] Agreement No.: GEE23-016 15 7.3.7 [***] 7.4 Insurance 7.4.1 The Supplier is responsible to procure and maintain appropriate and adequate insurance coverage for its business operations and activities performed under the Manufacturing Agreement. For the avoidance of doubt, the aforementioned includes a responsibility for the Supplier to ensure that all facilities, equipment and tooling used in the Plant is properly insured except for when the ownership of the Unique Type Bound Tooling and Equipment and Unique Vendor Tooling used for manufacturing the Vehicle has been transferred to or retained with the Buyer or Component Supplier according to separate Tooling Agreement. 7.4.2 The Buyer is responsible to procure and maintain appropriate and adequate insurance coverage for its business operations and activities performed (if any) under the Manufacturing Agreement, including the Unique Type Bound Tooling and Equipment and Unique Vendor Tooling whenever the ownership of which has been transferred to or retained with the Buyer. 7.4.3 The Supplier undertakes to keep the Vehicles fully insured until the title and risk off loss or damage has passed to the Buyer. 8. DELIVERY, TITLE AND RISK 8.1 Delivery of Vehicle 8.1.1 For Factory Complete Vehicles, the delivery shall take place at FOB Incoterms 2020 at the port agreed between the Parties unless otherwise agreed between the Parties. In the event that the Buyer requires logistics services other than what is set out in this Section, any such cost and expense related to such logistics services will be reimbursed by the Buyer to Supplier. 8.1.2 The Supplier shall notify the Buyer when a Vehicle is Factory Complete by registering the Vehicle as Factory Complete in the system used by the Parties for such communication. 8.1.3 The Supplier shall deliver to the Buyer the Factory Complete Vehicles within the timeframe decided during the Volume Planning Procedures as agreed between the Parties and keep the Buyer informed of the planned production schedule and Factory Complete status of the Vehicles, and inform the Buyer of the planned timing for the Vehicles to be available at the port for the Buyer to collect, at the latest 8 business days in advance of such planned time in order for the Buyer to arrange for timely transportation. 8.1.4 Unless otherwise agreed between the Parties, the Buyer undertakes to collect the Vehicles on a daily basis. The yard should be available for Buyer collection of Vehicles during operational opening hours for production in Plant. 8.1.5 The Buyer acknowledges that the Supplier will reserve [***]parking slots for its own use, and the rest of available parking slots on the premise of the Plant will be allocated among the Plant’s customers (including the Buyer) on pro rata basis, with [***]of parking slots provided for the Vehicles in the year of 2024. (For the purpose of this Section 8.1.5, the Parties acknowledge and agree that the [***]of parking slots set forth herein Agreement No.: GEE23-016 16 shall be read and interpreted in conjunction with the substantially same section under the [***] Manufacturing Agreement with the Supplier, meaning that the aggregated and total number of parking slots for the Vehicles in the year of 2024 with this Manufacturing Agreement together with the [***] Manufacturing Agreements with Supplier, shall be collectively limited to [***].)Buyer If any additional parking slots are required, the Parties will agree on the number and reasonable additional costs. The Supplier could provide reasonable support if required by the Buyer and the Supplier is capable to provide the requested support, then the Supplier will, correspondingly be entitled to charge the Buyer a reasonable management fee and/or parking fee, to be agreed between the Parties. If the parking issue cannot be resolved through the aforementioned measures, such issue shall be escalated to the Steering Committee within 2 days for a prompt resolution notwithstanding the relevant timeframe set out in Section 27.The Buyer shall, in addition to the obligation described herein, take into consideration that the Supplier will produce vehicles to other buyers than the Buyer and that such vehicles also need be stored on the yard of the Plant. 8.2 Title and risk of loss or damage 8.2.1 Title and risk of loss or damage of Vehicle with respect to each Vehicle passes to the Buyer at the moment of invoicing in accordance with Section 6.2.4, without prejudice for the Buyer’s right to reject Vehicles under Section 9. 8.2.2 The working procedure up to FOB shall be agreed separately by the parties. 8.3 Delay of Delivery of Vehicles 8.3.1 Supplier shall immediately notify Buyer of (i) anything that, as the Supplier may reasonably foresee, will or might result in any Delay, including possible consequences thereof, and (ii) how Supplier intends to minimize the effect of (i) above, without prejudice to the Supplier’s liabilities (if any) under this Manufacturing Agreement. 8.3.2 If the Supplier is in Delay of delivery of Vehicles or reasonably suspects that a Delay will occur, Supplier shall without delay perform a root cause analysis and, provided the root cause analysis indicates that the Delay is or will be caused by the Supplier, take reasonable measures in order to avoid the Delay and if not possible to avoid, to remedy the Delay. Any such measures shall be at the Supplier’s own cost without including such cost to the price of the Vehicle. 8.3.3 [***] 8.3.4 [***] 8.3.5 [***] 8.4 [***] 8.5 Distribution and outbound logistic 8.5.1 The Vehicles will be distributed by the Buyer through the distribution network managed by the Buyer.

Agreement No.: GEE23-016 17 8.5.2 For Vehicles purchased for sales outside of China Mainland, the Supplier is obligated to take all necessary steps to facilitate such export and to contribute to an efficient export in accordance with instructions provided by the Buyer, including, but not limited to, ensuring that such export is authorised as required by relevant laws and regulations of PRC. 8.6 Customs 8.6.1 The Supplier is responsible to obtain and maintain any customs licenses in PRC necessary to facilitate the performance of this Manufacturing Agreement, including but not limited to export license. This obligation extends for the Supplier to comply with instructions provided by the Buyer to facilitate efficient export from PRC. 8.6.2 For the avoidance of any doubt, the Supplier is the only party which may appoint a customs agent to support the facilitation of customs processes in PRC for the Vehicle supplied under this Manufacturing Agreement. The Supplier shall carry out necessary due diligence regarding compliance risks, including corruption risk before appointing such customs agent. 8.6.3 The Supplier shall ensure that a Vehicle supplied under this Manufacturing Agreement qualifies as originating goods under the rules of origin provisions in a preferential trade to which PRC is party to during the term of the Manufacturing Agreement and shall provide the Buyer with a valid Certificate of Origin issued by the competent authority in PRC for each Vehicle which shall include necessary information required by the import country (including without limitation, the model, VIN number and any other necessary information as reasonably required) as agreed between the Parties, in accordance with the relevant laws in any country implementing such preferential trade agreements to the Buyer in order for the Buyer to enjoy the preferential rate of tariff duty in the import country. 8.6.4 To the extent that the obligation in Section 8.6.3 is not fulfilled by the Supplier, and solely and directly due to the Supplier’s default in not fulfilling its obligation in Section 8.6.3, the Buyer consequently is unable to enjoy the preferential rate of tariff duty in the import country, and the Buyer has made its commercially best efforts mitigate measures to the extent legally and practically possible, the Supplier shall compensate the Buyer as a lump sum amount for the difference between the amount of import duty paid by the Buyer (or its nominee in the country of import) and the amount of import duty that would have been paid had the preferential rate of tariff duty been enjoyed. 9. QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS 9.1 Quality 9.1.1 The Parties acknowledge that the attainment and maintenance according to quality requirements for the Vehicle and process reliability are of paramount importance. The Supplier shall take all precautions and institute all procedures necessary in order to assure the quality requirements in accordance with this Manufacturing Agreement and Appendix 5 Quality Protocol in particular as well as the standards of Consumer Product Audit (CPA). The Supplier shall upon direction of the Buyer take such actions at the Plant and in relation to Components Suppliers that are necessary to rectify deviations from the product quality requirements of the Vehicle and processes as set out in this Manufacturing Agreement. The Agreement No.: GEE23-016 18 quality requirements will apply to all Vehicles. The Supplier and the Plant shall meet and maintain the standards of Vehicle specified in the Technical Specification. 9.1.2 The Parties acknowledge that in order to fulfil the quality requirements set out in this Manufacturing Agreement and in Appendix 5 Quality Protocol, the Parties will share with each other the performance indicators and other Data as specified in 1.1 of Appendix 5 (Quality Protocol) and shall regularly submit quality control, test reports and records as agreed by the Parties in Appendix 5. 9.1.3 Consumer Product Audit quality metrics requirements defined in Appendix 5 Quality Protocol shall apply to all Vehicles. Standard alignment, calibration and target levels are set out in Appendix 5. 9.1.4 The assembly or any other activity connected to production or inspection of the Vehicles under this Manufacturing Agreement shall take place at the Plant by fully trained and qualified personnel allocated for the Vehicle. 9.2 Inspection and tests 9.2.1 When the Supplier has completed its work on the Vehicle it shall pass through the test line, where the Supplier will inspect the Vehicle and decide whether it fulfils the Technical Specification and is Factory Complete without any Defects (excluding Minor Defects). For the sake of clarity, even if the Vehicle has passed through the test line, the Supplier is responsible for that the Vehicle continues to fulfil and meet the Technical Specification and is Factory Complete until the Vehicle is delivered to the Buyer in accordance with Section 8.1.1. The test line shall consist of a thorough inspection and, if the Buyer so requires, road tests, and otherwise in accordance with the standards and requirements (including the CPA, CoP standards and requirements) under Appendix 5 Quality Protocol or any other standards and requirements as agreed upon by the Parties. 9.2.2 The Buyer shall be entitled, at its own expense and upon reasonable notice, to inspect during regular business hours the assembly of the Vehicles and may carry out tests on the Vehicles that have been parked at the last point of rest, in order to ascertain that the Vehicles meet the product and process quality requirements stipulated in this Manufacture Agreement and complies with the Technical Specification and is without any Defects (excluding Minor Defects). 9.2.3 For the avoidance of doubt, such inspection and tests carried out shall in no event relieve the Supplier from its responsibility for the quality of the delivered Vehicle and its compliance with this Manufacturing Agreement, irrespective of whether the Supplier and/or Buyer has or should have identified any Defects during such tests. 9.2.4 In the event the tests show that the Vehicle does not fulfil or meet the Technical Specification, or is not Factory Complete or has a Defect, Section 9.3 shall apply. 9.2.5 The Supplier is responsible for conducting internal and external CoP testing of complete Vehicle stipulated by legal requirements applicable to related market regulations. The markets shall be informed to the Supplier by the Buyer in advance. The Supplier is responsible for facilitating, coordinating and proving conformity in CoP audits conducted by a Third Party appointed by legislating authorities. All relevant fees shall be included in Agreement No.: GEE23-016 19 the price of the Vehicle. For the avoidance of doubt, the Supplier is not responsible for CoP testing on a component level. 9.2.6 The Supplier needs to stop delivering Vehicles to Buyer under the following conditions: [***]. 9.3 Right to reject, defects and repair at the Plant 9.3.1 The Vehicles delivered by the Supplier to the Buyer shall be Factory Complete [***]. 9.3.2 The Supplier shall follow the process for [***]as further described in Section 1.3 of Appendix 5. 9.3.3 [***] 9.3.4 [***] 9.3.5 For avoidance of doubt, the Supplier shall physically correct any Defects [***]found either prior to delivery of the Vehicles or while they are parked on the yard of the Plant. The Buyer shall not be obliged to accept Vehicles if such Defects have not been properly corrected or the Vehicle is not Factory Complete. 9.3.6 [***] 9.3.7 [***] 9.4 [***] 9.4.1 [***] 9.4.2 [***] 9.4.3 [***] 10. WARRANTY AND SIMILAR CLAIMS 10.1.1 The Supplier warrants and represents that the Vehicle shall be free from Defects. Notwithstanding the aforementioned, the Supplier makes no warranty, expressed or implied, to the Buyer with respect to Minor Defects provided that the Minor Defect have been reported to the Buyer in a format agreed by the Parties. 10.1.2 If a Defect is found in a Vehicle after delivery, the Supplier (or a company appointed by Supplier and approved by Buyer) shall promptly: (i) perform a root cause analysis to identify the cause of the Defect; (ii) provide the Buyer with a report detailing the cause of, and procedure for correcting, the Defect; and (iii) procure that the Defect is corrected at the manufacturer of the Component or at the Plant, Agreement No.: GEE23-016 20 all of which are further set out in Appendix 5 (Quality Protocol). It is acknowledged that Supplier may appoint GRI to perform the above analysis. 10.1.3 The technical solution to solve the Defect shall be approved by Buyer prior to implementation. If the Parties cannot agree on how to proceed, the issue shall be escalated in accordance with what is further set out in Appendix 5 (Quality Protocol). Both Parties acknowledge that safety and customer care requirements require the Supplier´s urgent handling in this respect. 11. CLAIMS FOR SYSTEMATIC DEFECTS 11.1.1 The Supplier shall be responsible for cost which are specified in Section 4.1.2 Vehicle Warranty Recovery of Appendix 5 (Quality Protocol) relating to claims due to a Systematic Defect in the Vehicles caused by Supplier´s faulty manufacturing or assembly within the Warranty Period, however always subject to the limitation as set out in Section 23. For the avoidance of doubt, damages include costs for FSA (including administrative costs relating thereto). The procedure for handling the liability investigations and cost reimbursements will be handled by Parties at case-by-case basis. 11.1.2 The Parties acknowledge and agree that the Supplier shall not be responsible for taking any action to correct or responsible for any loss, cost, expense or claim arising out of or in connection with Systematic Defects which are caused by faulty design. 11.1.3 Both Parties will work together to investigate if a Systematic Defect is caused by the Supplier or a Components Supplier or GRI or a combination of them in accordance with Appendix 5 (Quality Protocol). If the Parties cannot agree, the issue shall be escalated according to the Quality Protocol and if still unsolved further escalated in accordance with Section 24. 12. DEFECTS CAUSED BY SUPPLIER OF COMPONENTS AND/OR GRI 12.1.1 If a Systematic Defect, and/or a Defect is caused by a Components Supplier within the warranty period valid for the Component, the Supplier shall use its commercially best efforts to claim such Defect against such Components Supplier who shall be responsible for the Systematic Defect and/or Defect according to the agreement between the Supplier and that Components Supplier and that the actual reimbursement received from Components Suppliers shall be transferred to the Buyer. Supplier shall support with any documentation needed in order to facilitate the reimbursement to be transferred to the Buyer. For the avoidance of doubt, if a Component delivered by a Components Supplier (excluding Components manufactured by the Plant) has a Defect prior to the delivery of the Vehicle to the Buyer, the Supplier shall remedy such Defect and handle any possible claims directly with the Components Supplier with no obligation to pay any compensation received from the Components Supplier to the Buyer. 12.1.2 If a Systematic Defect and/or Defect is caused by the design done by GRI, the Parties agree that the reimbursement shall be according to the agreement set out between the Buyer and GRI unless this is a Systematic Defect and/or a Defect also involving a supplier delivering the Component, in which case Section 12.1.1 shall apply as regards the responsibility of the Components Supplier.

Agreement No.: GEE23-016 21 13. VEHICLE LIFETIME RECTIFICATION ASSISTANCE 13.1.1 The Supplier shall be obliged to assist the Buyer in its endeavours to rectify Defects until 15 years following the end of mass production of the Vehicle at an arm’s length compensation. 14. PRODUCT LIABILITY 14.1.1 Subject to Section 14.1.2, the Supplier shall be responsible towards Third Parties for any and all product liability claims relating to the Vehicle, and shall indemnify, defend and hold harmless the Buyer from and against all such product liability claims from Third Parties in the event that: (i) the Vehicle has a Systematic Defect or Defect (unless the Defect is a Minor Defect); (ii) the Defect and/or Systematic Defect is caused by Supplier or its Affiliates; and For the avoidance of doubt, any claims relating to Defects and/or Systematic Defects caused by a Third Party or GRI shall be handled in accordance with Section 12. 14.1.2 The obligation to hold the Buyer harmless under Section 14.1.1 applies only to damages as finally awarded by a court of law, an arbitration tribunal or agreed in a settlement approved by the Supplier. The Buyer agrees that it shall promptly inform the Supplier of the existence of such Third Party claim and, to the extent legally and practically possible, offer the Supplier to have full scale access to any proceedings or other actions pursuant to such Third Party claim and the right to participate in the negotiation of any agreement or settlement. Nevertheless, any settlement shall for the avoidance of doubt be approved by the Supplier as set forth hereabove unless it is on an absolutely urgent basis or otherwise required by applicable law or best practice, failing which it may entail a substantially higher legal or commercial risk. 15. AUTHORITY INVESTIGATIONS AND FSA 15.1.1 The Supplier shall upon instruction of the Buyer take such actions that are necessary in order for the Buyer to fulfil its responsibility for all contacts and interaction which are compulsory and legally required with competent authorities concerning questions, audits and investigations from the authorities and the Field Service Actions. This includes full cooperation and transparency from the Supplier by using its commercially reasonable effort. The Supplier shall also use its commercially reasonable efforts to provide the Buyer with all relevant and related data needed to answer the authority investigation is available upon Buyer’s request. Since time is of the essence, the Supplier acknowledge that it will use its commercially reasonable efforts to carry out and/or assist in the investigations within the reasonable timeframe set out in the request from the Buyer. The Supplier shall also secure that all reporting according to legal requirements in all applicable countries are aligned and consistent with other Buyer’s vehicles including relevant Data, as specified in Appendix 5 (Quality Protocol). 15.1.2 For the avoidance of doubt, it is the Supplier’s responsibility to propose and develop a solution for any Defect and/or Systematic Defect and implement such solution with the Components Supplier or at the Plant that have been handled in Section 15.2 below. Agreement No.: GEE23-016 22 Notwithstanding the aforementioned, the Supplier shall not be obliged to correct a Minor Defect. 15.2 Quality issues on the field 15.2.1 To secure the quality of the Vehicles in the field, the Data collection system shall support early detection and early resolution of any potential issues. The Supplier understands that full cooperation between the Parties will be needed which includes sharing all relevant Data and any other relevant information that is needed until EOP +20 years as set out in Appendix 5 (Quality Protocol) to the extent legally permitted. This cooperation obligation also includes the Buyer’s obligation to investigate all issues or potential issues that might occur with the Vehicle and when requested by the Buyer, the Supplier shall use it commercially reasonable efforts to assist in necessary matters reasonably requested by the Buyer. 15.2.2 Unless otherwise stated in Appendix 5 Quality Protocol the following process shall apply in order to secure that the rectification of the Vehicle is performed in a secure manner. 15.2.3 When the Buyer has identified a Defect in the Vehicles, The Buyer shall notify the Supplier about Defect on Vehicle in the format agreed by the Parties within shortest possible time not exceeding two (2) weeks after the Defect was reported and made known to the Buyer or within a longer time period as agreed by the Parties only for certain extreme circumstances. 15.2.4 Since it is in both Parties interest to secure a production without Defects in the Vehicles, the Supplier will use its commercially reasonable efforts to mitigate the Defect with an Interim Containment Action/ICA (if feasible) and Permanent Corrective Action/PCA within the timeframe set out in the Appendix 5 and this mitigation will be implemented as soon as possible even if a root cause is not yet established. 15.2.5 When a root cause for the Defect has been established, and regardless of if the root cause identifies the Defect to be a variability or a design Defect, the Supplier shall make commercially reasonable effort to implement a permanent corrective action agreed between the Parties, within the timeframe set out in Section 2.3 (Problem and defect resolution lead time for Quality Issues) stated in the Appendix 5. Notwithstanding the aforementioned, the Supplier shall not be obliged to correct a Minor Defect. 15.2.6 If the Supplier is aware of any defect occurred regarding other vehicles from the same platform or shared technology which may materially impact the Vehicles, imminently or potentially, the Supplier shall, subject to the requirements of applicable law and regulations as well as Confidential Information, report such defect to the Buyer. 15.3 Document retention policy 15.3.1 The Supplier undertakes to retain documentation relating to the Vehicles in accordance with its own document retention policy or otherwise agreed by Parties specifically until EOP+20 years. The Supplier shall be obliged to provide documentation to the Buyer upon the Buyer’s reasonable request. Agreement No.: GEE23-016 23 16. PERMITS 16.1 The Supplier is responsible for the operation of the Plant and shall hold all necessary permits required by all applicable laws and regulations where it is incorporated and/or for the purpose of performing its obligations and responsibilities under this Manufacturing Agreement, including, but not limited to, to operate the Plant and to produce and sell the Vehicles under this Manufacturing Agreement (the “Permits”). 16.2 All Permits shall be valid so that the Supplier can produce and sell the Vehicles during the term of this Manufacturing Agreement. In event that necessary assistance is required in obtaining Permits under this section, the Buyer shall make its commercially best endeavour to support the Supplier with such application. 17. TRADEMARKS AND INTELLECTUAL PROPERTY RIGHT 17.1 General 17.2 For the avoidance of doubt, this Manufacturing Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Manufacturing Agreement or expressly consented to in writing by that other Party. 17.3 License of Buyer’s Intellectual property 17.3.1 The Buyer hereby grants the Supplier a temporary, royalty free, non-exclusive, sub- licensable only to the extent set out in Section 17.3 below, license to the Buyer’s intellectual property rights (owned by or licensed to the Buyer; same below for the whole Section 17 including the Buyer’s trademarks) which are necessary for the production of the Vehicles and solely for the purpose of producing and selling the Vehicles to the Buyer under and during the term of this Manufacturing Agreement. The license granted hereunder does not give the Supplier any right whatsoever to use the Buyer’s intellectual property rights for any purpose other than as stated in this Section 17.3.1 and for the production of the Vehicles. The Supplier shall, prior to sublicensing any of Buyer’s intellectual property rights, list clearly the sublicensee that requires Buyer’s intellectual property rights for the purpose stated in this Section 17.3.1 and acquire Buyer’s written consent. 17.4 Geely brand name 17.4.1 For sake of clarity, it is especially noted that this Manufacturing Agreement does not include any right to use the ‘Geely’ brand name or trademarks, or refer to ‘Geely’ in communications or official documents of whatever kind. 17.4.2 This means that this Manufacturing Agreement does not include any rights to directly or indirectly use the ‘Geely’ brand name or ‘Geely’ trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Agreement No.: GEE23-016 24 17.5 Polestar brand name 17.5.1 Correspondingly, it is especially noted that this Manufacturing Agreement does not include any right to use the ‘Polestar’ brand name, or Trademarks, or refer to ‘Polestar’ in communications or official documents of whatever kind. 17.5.2 This means that this Manufacturing Agreement does not include any rights to directly or indirectly use the ‘Polestar brand name or ‘Polestar Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 17.6 Trademark on Vehicles 17.6.1 Notwithstanding the above, the Supplier are hereby granted the right to use the Buyer’s trademarks but solely for the purpose of: (i) manufacturing the Vehicle in accordance with the Technical Specification or as otherwise instructed by the Buyer, and (ii) completing the government filings in PRC for the sole purpose of manufacture of such Vehicle. 17.6.2 [***] 17.6.3 Ownership of existing Intellectual Property Rights All Intellectual Property Rights that were either developed or otherwise acquired by a Party before entering into this Manufacturing Agreement, or are developed or otherwise acquired by a Party outside of, but during the term of, this Manufacturing Agreement, will continue to be owned by such Party. 17.6.4 [***] 18. INSPECTION RIGHTS 18.1 During the term of the Manufacturing Agreement, Buyer shall have the right to, at its own cost and expenses, at the maximum [***]unless the Buyer is required by governmental authority to conduct an inspection on the Supplier provided that the Buyer shall prove such a need to conduct an inspection by providing the Supplier with written documents issued by such governmental authority, upon prior written notice allowing sufficient time for Supplier to accommodate such request which in normal cases shall be at least [***]in advance of the proposed inspection date, to the Supplier with necessary details of such request, inspect Supplier’s books and records related to the Vehicles delivered under this Manufacturing Agreement, in order to conduct quality controls and otherwise verify the statements rendered under this Manufacturing Agreement. The parties will agree on a case by case basis and in good faith on which kind of books and records and to which extent such information will be provided. If the review of information in books and records provided by Supplier is not sufficient, then Buyer shall be granted the reasonable right to,

Agreement No.: GEE23-016 25 at its own cost and expenses, inspect the Plant under the Supplier’s supervision following a plan agreed by the Parties in advance. 18.2 Such inspection shall not interfere normal operations of the Supplier, especially the manufacturing Plant, and be made during regular business hours. 18.3 In case that the Buyer is not capable to perform inspection by itself due to lack of competence, resources or under Force Majeure circumstances, the Buyer can appoint in writing an independent third party (provided that the Buyer shall always ensure that such third party will comply with Section 25). The Buyer shall inform the Supplier on the proposed independent third party and if there could be any conflict of interest, both Parties shall discuss in good faith and reach a practical solution within fifteen (15) business days from the commencement of the discussion, failing which the Parties shall escalate such issue according to the escalation principles under Section 27.1. 18.4 Should Buyer during any inspection find unfulfillment of the requirement or contractual obligation set forth herein, Buyer is entitled to comment on the identified deviations. Supplier shall, upon notice from Buyer, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the inspection, each Party shall be entitled to escalate such issue to the Steering Committee. 18.5 For any inspection, information will be provided to the extent that (i) it is permitted by applicable laws and regulations, especially competition law or any law in relation to data protection law, and (ii) it will not violate any provisions, or result in the breach of, any other contract or agreement to which it is a party or any unilateral commitment or undertaking which is binding on it, especially not breaching a confidentiality obligation contained in a contract between Supplier and anyone other than the Buyer (and Buyer’s Affiliates). Should the Supplier become aware of any laws or regulations or contractual obligations that may substantially hinder the aim of this Section 18, it shall discuss with the Buyer and, to the extent practicable and lawful, propose alternative arrangements to allow the aims of this Section 18 to be met. 18.6 The Parties acknowledge that the Supplier has additional customers other than the Buyer. It is understood between the Parties that the Buyer’s inspection rights under this Section 18 shall not extend to any information relevant for such additional customers. 18.7 For the avoidance of doubt, the Parties acknowledge and agree that the Buyer’s inspection right set forth in this Section 18 (including the frequency) shall be read and interpreted in conjunction with the substantially same section under the [***] Manufacturing Agreement with the Supplier, for example the aggregated and total maximum frequency for Buyer’s inspection right under this Manufacturing Agreement together with the [***] Manufacturing Agreement with Supplier, shall be collectively limited to twice per year. 19. EXIT AND EXIT COSTS Agreement No.: GEE23-016 26 19.1 The Buyer is entitled to terminate this Manufacturing Agreement according to Section 28.1.4, at its own discretion for no cause (the “Exit”), and the compensation mechanism should follow the process set out in this Section 19. 19.1.1 [***] 19.1.2 [***] 19.1.3 [***] 19.2 [***] 19.3 [***] 20. [***] 20.1 [***] [***] 21. COMPLIANCE WITH LAWS 21.1 Supplier shall comply with the applicable laws, rules, and regulations of PRC and all other laws , rules, and regulations of any other jurisdiction in which the Vehicles are to be sold to end customers as duly notified by the Buyer to Supplier by prior written notice when performing supplier’s obligations under this Manufacturing Agreement, and Supplier shall obtain necessary permits, licenses, authorisations, and/or certificates that may be required by regulatory or administrative agency in connection with the conduct of its business and its activities under this Manufacturing Agreement. 21.2 The Plant undertakes to have a reasonable cyber security production control plan in place and shall provide reasonable evidence to the Buyer upon the Buyer’s request that reasonable cyber security controls are applied and implemented by the Plant in due course, all of which shall be in line with requirements of UNECE R155 (Uniform provisions concerning the approval of vehicles with regards to cyber security and cyber security management system). Notwithstanding the generality of the foregoing, the Supplier shall comply with ISO27000 (information security standards published jointly by the International Organization for Standardization and the International Electrotechnical Commission) to mitigate any risk relating to cyber security for the purpose of performing this Manufacturing Agreement. The Buyer recommends the Supplier to follow and comply with the relevant requirements of IEC62443 (international series of standards that address cybersecurity for operational technology in automation and control systems). 21.3 Supplier shall comply with the anti-bribery and anti-money laundering laws, rules, and regulations of the United States, PRC, and all other laws, rules, and regulations of any other jurisdiction which is applicable to the business and the activities of the Parties under this Manufacturing Agreement, including but not limited to the U.S. Foreign Corrupt Practices Act, Travel Act, Bank Secrecy Act, and PATRIOT Act; the U.K. Bribery Act and Proceeds of Crime Act; and any legislation implementing the United Nations Convention Against Agreement No.: GEE23-016 27 Corruption, the United Nations Transnational Organized Crime Convention; or the Organization for Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. 21.4 Supplier has been provided with and reviewed a copy of Polestar’s Code of Conduct for Business Partners, attached to this Manufacturing Agreement as Appendix 4, and agrees that it and its officers, directors, and employees shall comply with the provisions of the Polestar’s Code of Conduct for Business Partners in connection with the conduct of this Manufacturing Agreement and related activities in connection thereto. Supplier shall promptly notify Polestar if Supplier knows or has reason to believe that a breach of the Polestar’s Code of Conduct for Business Partners or any provision of this Section has occurred in connection with this Manufacturing Agreement, or if Supplier or any owner, officer, or director thereof comes under investigation or is convicted of any serious offense (defined as a felony or its equivalent) or if any owner, officer, director, or employee comes under investigation or is convicted of any offense in connection with its business for Polestar. 21.5 [***] 21.6 [***] 21.7 [***] 21.8 Supplier shall use commercially reasonable efforts to procure the information from their Component Suppliers and thereafter to provide Polestar such information and documentation necessary or useful for Polestar comply with laws relating to import, export or re-export of goods. 21.9 Supplier shall, when performing its obligations under this Manufacturing Agreement, follow all applicable laws and regulations relating to the protection of people’s free enjoyment of labour laws, i.e. such national laws regulating working conditions, work place health and safety, discrimination and the right to freedom of association and collective bargaining; internationally recognised human rights contained in the International Bill of Human Rights (i.e. the Universal Declaration of Human Rights, the International Covenant on Economic, Social and Cultural Rights); Ten Principles of the United Nations Global Compact (UNGC) covering human rights, labour standards, the environment and anti- corruption; [***]where relevant, United Nations Declaration on the Rights of Indigenous Peoples (UNDRIP); and the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. 21.10 In case of conflicts between the Polestar’s Code of Conduct for Business Partners and applicable laws and/or regulations, or any other legitimate interest of Supplier and/or its Agreement No.: GEE23-016 28 Affiliates, or clause in the Main Document of this Manufacturing Agreement, the clauses in the Main Document of the Manufacturing Agreement shall prevail. 22. REPRESENTATIONS 22.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Manufacturing Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Manufacturing Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Manufacturing Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 23. LIMITATION OF LIABILITY 23.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit or goodwill loss caused by it under this Manufacturing Agreement. 23.2 Without prejudice to Supplier’s right under Section 19, and subject to Section 23.1, each Party’s aggregate liability for any damage arising out of or in connection with this Manufacturing Agreement shall be limited to [***] RMB per calendar year. For the purpose of this Section 23, the Parties acknowledge and agree that this Section 23.2 and the concept of monetary limitation of liability set forth herein shall be read and interpreted in conjunction with the substantially same section under the [***] Manufacturing Agreement with the Supplier, meaning that the aggregated and total maximum liability for any damage arising out of or in connection with this Manufacturing Agreement together with the [***] Manufacturing Agreement with Supplier, shall be collectively limited to the monetary liability caps set forth in this Manufacturing Agreement. Consequently, the total monetary caps under Section 23.2 in this Manufacturing Agreement and the substantially same section under the [***] Manufacturing Agreement shall be [***]RMB per calendar year. 23.3 The limitations of liability set out in this Section 23.2 shall not apply in respect of damage; a) claims related to death or bodily injury; b) caused by wilful misconduct or gross negligence or; c) caused by a Party’s breach of the confidentiality undertakings in Section 25 below or breach of Section 29.9 (Protection of Personal Data).

Agreement No.: GEE23-016 29 23.4 Liquidated damages payable by the Supplier to the Buyer due to a Delay of delivery of Vehicle in accordance with Section 8.3.4 and Section 8.3.3 shall not be part of or calculated to the headroom of the limitation of liabilities set out in Section 23.2. 23.5 Any compensation, indemnification and/or damage paid by Component Supplier or other amount payable to the Buyer shall not be part of or calculated to the headroom of the limitation of liabilities set out in Section 23.2. 23.6 Unless otherwise specified under this Manufacturing Agreement (including any Appendix or exhibits) or otherwise agreed by the Parties, any compensation, indemnification and/or damage payable by the Supplier to the Buyer shall not be included to or negatively affect the Vehicle Price. 24. GOVERNANCE AND CHANGES 24.1 Governance 24.1.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Manufacturing Agreement as well as issues and/or disputes arising under this Manufacturing Agreement. 24.1.2 The governance and co-operation between the Parties in respect of this Manufacturing Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 24.1.3 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 24.2 Changes 24.2.1 For any changes or updates of the Technical Specifications after OKtB + 90 days according to change management process set out in the Change Management Agreement or the Service Agreement if the Parties have not yet entered into the Change Management Agreement, to be agreed upon both parties, the Supplier undertakes to immediately incorporate any changes which concluded through the change management process and confirmed by both the Buyer and Supplier upon the Components, Vehicle or manufacturing engineering processes related thereto in accordance with strict batch sequence orders and plans as agreed by the Parties. The Supplier shall bear the costs for all the described work. All related work performed by the Supplier shall be charged back to the Buyer as part of the price for the Vehicle. 24.2.2 For any changes or updates of Reserved volumes, the Parties should follow the volume planning procedures attached hereto as Appendix 2 and should be handled in the governance procedures which are set forth in 24.1 above. 24.2.3 During the term of this Manufacturing Agreement, each Party can request other changes to this Manufacturing Agreement than what is set forth in section 24.2.1 and 24.2.2, which shall be handled in accordance with the governance procedure set forth in Section 24.1 above. All Parties agree to act in good faith to address and respond to any change request Agreement No.: GEE23-016 30 within a reasonable period of time. The Parties acknowledge that the other Party will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the Manufacturing Agreement. 25. CONFIDENTIAL INFORMATION 25.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Parties. 25.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Manufacturing Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Manufacturing Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 25.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder, as well as with the exception of such personnel of the Parties and its Affiliates with a need to know as for the Parties to perform their duties hereunder and in relation to the operation of the Plant. 25.3 This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; or (e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 25.4 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 25.2. 25.5 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by Agreement No.: GEE23-016 31 the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 25.6 If any Party violates any of its obligations described in this Section 25, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 27.3 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 25.7 This confidentiality provision shall survive the expiration or termination of this Manufacturing Agreement without limitation in time. 26. GOVERNING LAW 26.1 The interpretation and execution of this Manufacturing Agreement shall be governed by the laws of PRC, without giving regard to its conflict of laws principles. 27. DISPUTE RESOLUTION 27.1 Escalation principles. 27.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 27.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 27.2 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to Section 27.1.1 above, such deadlock will be referred to the General Counsels of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 27.1.2 above shall not apply. Agreement No.: GEE23-016 32 27.2.1 If the General Counsels of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 27.3 below. 27.2.2 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 25 above. 27.2.3 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 27.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 27.3 Arbitration 27.3.1 Any dispute, controversy or claim arising out of or in connection with this Manufacturing Agreement, or the breach, termination or invalidity thereof, shall, be finally settled by arbitration by the China International Economic and Trade Arbitration Committee (“CIETAC”), which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three arbitrators. 27.3.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Manufacturing Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 27.3.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Manufacturing Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 27.3.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 28. TERM AND TERMINATION 28.1 Term and termination 28.1.1 This Manufacturing Agreement shall become effective when signed by duly authorised signatories of each Party and shall, unless terminated in accordance with Section 28.1.2 below, remain in force for a period of seven years after Job1. Should Buyer wish to continue production after seven years following Job1 the Parties shall, in good faith, negotiate a

Agreement No.: GEE23-016 33 possible prolongation of this Manufacturing Agreement. This Manufacturing Agreement may be terminated in accordance with what is set out below in this Section 28.1.2 and 28.2. 28.1.2 Either Party shall be entitled to terminate this Manufacturing Agreement with immediate effect, in the event; (a) the other Party commits a material breach of the terms of this Manufacturing Agreement, which has not been remedied within forty-five (45) days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 28.1.3 Upon termination in accordance with this Section 28, the Parties should agree on how to handle supply of spare parts for the period after termination. 28.1.4 [***]. 28.1.5 [***] 28.2 Change of Control 28.2.1 A Party shall be entitled to terminate this Manufacturing Agreement in the event that any Change of Control (as defined below) has occurred in the other Party, unless the other Party’s prior written consent has been obtained. “Change of Control” means (a) in the case of the Buyer, the Buyer ceasing to be controlled by Polestar Automotive Holding UK PLC or (b) in the case of the Supplier, the Supplier ceasing to be controlled by Geely Auto. 28.3 Consequences of termination 28.3.1 Termination of this Manufacturing Agreement shall be without prejudice to the accrued rights and liabilities of the Parties on the date of termination, unless expressly waived in writing by the Parties. 28.3.2 Unless otherwise agreed by the Parties, upon expiry or termination of this Manufacturing Agreement, the rights of the Supplier referred to in this Manufacturing Agreement hereof shall cease and the Supplier shall forthwith cease to assemble the Vehicle or any Components thereof. 28.3.3 The Supplier shall upon expiry or termination of this Manufacturing Agreement make no further use of the Technical Information and Know-How owned or associated with the Buyer and shall return to the Buyer, at the Supplier’s expense, the Technical Information in tangible form and any reproductions or copies thereof or, at the Buyer's option, present acceptable evidence that the same have been completely destroyed. 28.3.4 The Supplier shall forthwith take all action necessary to transfer all licenses or registrations issued by the relevant authorities for the Vehicle to the Buyer or is designated Affiliate or Agreement No.: GEE23-016 34 Third Party, if this is not possible, to arrange for cancellation of such licenses or registrations. 28.3.5 Upon termination of this Manufacturing Agreement, the Buyer shall within sixty (60) days after expiry, purchase at Product Price for Factory Complete vehicles, fair market value for components agreed by parties any non-defective Vehicle and/or Components and non- cancellable orders regarding supply to the Buyer. 28.3.6 Unless otherwise agreed in this Manufacturing Agreement, neither Party is entitled to claim compensation for goodwill, investments made, indemnities for loss of profit or of clientele, or consequential loss can be claimed by reason of termination of this Manufacturing Agreement. 28.3.7 Notwithstanding the foregoing, if the Buyer elects to terminate this Manufacturing Agreement according to Section 19, the consequences set forth under Section 19 shall apply and prevail over other Sections under this Section 28.3 in case of any conflict therebetween. 29. MISCELLANEOUS 29.1 Force Majeure 29.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Manufacturing Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, for example; strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), politically enforced decision regarding pandemic isolation, core raw material shortage, governmental behaviour (e.g restriction on supply of electricity, change of laws, regulations and policies), failure of general energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of the Plant’s suppliers or subcontractors if such default or delay has been caused by one of the foregoing Event. 29.1.2 A Party shall not be considered in breach of this Manufacturing Agreement to the extent that such Party’s performance of its obligations under this Manufacturing Agreement is prevented by a Force Majeure Event. 29.1.3 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Manufacturing Agreement as a consequence thereof, shall promptly inform the other Party in writing and use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Agreement No.: GEE23-016 35 Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 29.1.4 If the consequences of the Force Majeure Event continue for a period of ninety (90) days without a solution acceptable to both Parties which materially affect or jeopardize the performance and/or fulfilment of any material responsibilities and/or liabilities of one Party according to this Manufacturing Agreement, the other Party shall be entitled to terminate this Manufacturing Agreement without accruing any liability for such termination. 29.2 Notices 29.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Manufacturing Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; 29.2.2 in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 29.2.3 All such notices, demands, requests and other communications shall be sent to the following addresses: To the Supplier: Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd. Attention: [***] No. 688, Binhai 6th Road, Hangzhou Bay New Area, Ningbo, Zhejiang Province Telephone: [***] Email: [***] With a copy not constituting notice to: Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory Agreement No.: GEE23-016 36 Attention: [***] No. 688, Binhai 6th Road, Hangzhou Bay New Area, Ningbo, Zhejiang Province Telephone: [***] Email: [***] With a copy not constituting notice to: Shanghai Global Trading Corporation [***]No. 87 Qianyang Road, Putuo District, Shanghai Telephone: [***] Email: [***] To the Buyer: Polestar Performance AB Attention: [***] Polestar HQ, Assar Gabrielssons Väg 9, 418 78 Göteborg Email: [***] With a copy not constituting notice to: Polestar Performance AB] Attention: Legal Department Polestar HQ, Assar Gabrielssons Väg 9, 418 78 Göteborg Email: [***] 29.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Manufacturing Agreement without the other Party’s prior written consent. 29.4 Waiver Neither Party shall be deprived of any right under this Manufacturing Agreement because of its failure to exercise any right under this Manufacturing Agreement or failure to notify the infringing party of a breach in connection with the Manufacturing Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 29.5 Severability In the event any provision of this Manufacturing Agreement is wholly or partly invalid, the validity of the Manufacturing Agreement as a whole shall not be affected and the remaining provisions of the Manufacturing Agreement shall remain valid. To the extent that such

Agreement No.: GEE23-016 37 invalidity materially affects a Party’s benefit from, or performance under, the Manufacturing Agreement, it shall be reasonably amended. 29.6 Entire agreement All arrangements, commitments and undertakings in connection with the subject matter of this Manufacturing Agreement (whether written or oral) made before the date of this Manufacturing Agreement are superseded by this Manufacturing Agreement and its Appendices. 29.7 Amendments Any amendment or addition to this Manufacturing Agreement must be made in writing and signed by the Parties to be valid. 29.8 Survival If this Manufacturing Agreement is terminated or expires pursuant to Section 28 above, Section 13 (Vehicle lifetime rectification assistance), Section 14 (Product Liability), Section 15.3 (Document retention policy), Section 17 (Trademarks and intellectual property Right), Section 23 (Limitation of Liability), Section 25 (Confidential Information), Section 26 (Governing Law), Section 27 (Dispute Resolution), Section 28.3 (Consequences of termination), Section 29.9 (Protection of Personal Data) as well as this Section 29.8 and other Sections hereof which by their nature are intended to survive, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 29.9 Protection of Personal Data The Parties shall conduct any processing of Personal Data in compliance with applicable national, federal, state, and international laws and regulations relating to such Personal Data now or hereafter in effect. The Parties acknowledge that the intention is that neither Party will process Personal Data on behalf of the other Party under or in connection with this Manufacturing Agreement. Notwithstanding this Section 29.9 if either Party anticipates that a Party will process Personal Data on behalf of the other Party in connection with this Manufacturing Agreement, that Party shall promptly notify the other Party of that fact. To the extent necessary, the Parties to this Manufacturing Agreement shall then negotiate in good faith amending this Manufacturing Agreement to permit the processing of Personal Data is performed in a way that complies with applicable laws, and neither Party shall process Personal Data on behalf of the other until this Manufacturing Agreement has been so amended or supplemented. [SIGNATURE PAGE FOLLOWS] Agreement No.: GEE23-016 38 This Manufacturing Agreement has been signed in Ten (10) originals, of which the Buyer has received one (1) and the Plant, Catalogue company, and Export company have received three (3) originals each. POLESTAR PERFORMANCE AB NINGBO HANGZHOU BAY GEELY AUTOMOTIVE PARTS CO., LTD. By: /s/ Dennis Nobelius By: /s/ Chunlin Zhao Printed Name: Dennis Nobelius Printed Name: Chunlin Zhao Title: COO Title: General Manager Date: July 4, 2023 Date: 2023.7.24 By: /s/ Anna Rudensjö By: Printed Name: Anna Rudensjö Printed Name: Title: General Counsel Title: Date: July 6, 2023 Date: ZHEJIANG GEELY AUTOMOBILE CO., LTD. NINGBO HANGZHOU BAY FACTORY SHANGHAI GLOBAL TRADING CORPORATION By: /s/ Chunlin Zhao By: /s/ Yinghui Xiong Printed Name: Chunlin Zhao Printed Name: Yinghui Xiong Title: General Manager Title: Operation Director Date: 2023.7.24 Date: 2023.7.17 By: By: Printed Name: Printed Name: Title: Title: Date: Date: Agreement no.: GEE23-16 APPENDIX 1 [***] PRICING PRINCIPLES AND PROCEDURES 1.1.1. [***] 1.2. [*** ] APPENDIX 2 VOLUME PLANNING PROCEDURES 1. [***]

APPENDIX 3 SUSTAINABILITY REQUIREMENTS 1 [***] Polestar Legal is responsible for ensuring that the latest version of this Code of Conduct for Business Partners is published and available for all employees on the Polestar intranet. The original language of this document is English. POLESTAR CODE OF CONDUCT FOR BUSINESS PARTNERS Page 2 of 12 Table of Contents Purpose .................................................................................................................................................... 3 Principles .................................................................................................................................................. 3 Polestar’s Expectations from its Business Partners ................................................................................ 4 A. Working Conditions and Human Rights ....................................................................................... 4 Child Labour ..................................................................................................................................... 4 Forced Labour .................................................................................................................................. 4 Terms of Employment ..................................................................................................................... 4 Wages and benefits ......................................................................................................................... 4 Working Hours ................................................................................................................................. 5 Freedom of Association and Collective Bargaining ......................................................................... 5 Health and safety ............................................................................................................................. 5 Non-Discrimination and Equal Opportunities ................................................................................. 5 B. Caring for the Environment ......................................................................................................... 5 General expectations ....................................................................................................................... 5 Environmental impact of Business Partners’ operations ................................................................ 6 Responsible Sourcing of Minerals and Metals ................................................................................ 6 Precautionary Principle .................................................................................................................... 7 C. Business Integrity ..................................................................................................................... 7 Anti-Corruption ................................................................................................................................ 7 Conflict of Interest ........................................................................................................................... 8 Fair Competition and Business Practices ......................................................................................... 8 Trade Sanctions and Export Control ................................................................................................ 9 Protecting Polestar’s Confidential Information and Intellectual Property ..................................... 9 Data Protection ..............................................................................................................................10 D. Audit right ..............................................................................................................................10 E. Reporting and Cooperation .......................................................................................................10 F. Consequences of violations .......................................................................................................11 Page 3 of 12 PURPOSE This Code of Conduct for Business Partners (the “Code”) articulates a vision of responsible business behaviour and sets forth the business principles that Polestar1 requires all its Business Partners to abide by in the course of their business relationship with Polestar. The term “Business Partner” covers any person or entity (including its directors, officers and employees) that Polestar does business with, including but not limited to organisations that supply goods or services to Polestar, or that sell Polestar products and services, and representatives who conduct business on Polestar’s behalf. PRINCIPLES Polestar is committed to responsible business and intends to demonstrate this commitment to integrity, business responsibility and trust throughout its value chain. Therefore, Polestar expects the same level of commitment from its Business Partners. By entering into a business relationship with Polestar and during the term of this business relationship, Business Partners are required to: - conduct their business in compliance with applicable laws and regulations (which requires Business Partners to maintain awareness regarding these laws and regulations) and with the principles stated in this Code; and - ensure that their employees and subcontractors are made aware of and comply with applicable laws and regulations and with the principles set forth in this Code; in particular, Business Partners are expected to choose the suppliers they retain in relation with Polestar business with appropriate due diligence, communicate the principles set out in this Code (or equivalent principles) to their suppliers and ensure compliance with these principles. This Code covers Polestar’s requirements and expectations on its Business Partners when it comes to protecting working conditions and human rights, caring for the environment and doing business with integrity (including a zero tolerance policy for bribery and corruption). There may be instances when the principles set forth in this Code differ from local law or customs in a particular country. If that is the case, and local law or customs impose higher standards than those set out in this Code, local law and customs should always apply. On the other hand, if this Code provides for a higher standard, the Code should prevail, unless this results in illegal activity. This Code includes requirements that are based on internationally recognized principles that Polestar strongly supports, such as: - internationally-proclaimed human rights conventions, in particular the International Bill of Human Rights, the eight core conventions of the International Labour Organization2 and Article 32 of the 1 “Polestar” means Polestar Automotive (Shanghai) Co., Ltd. and its subsidiaries (i.e. all persons and entities directly or indirectly controlled by Polestar Automotive (Shanghai) Co., Ltd., where control may be by management authority, equity interest or otherwise). 2 International Labour Organization conventions numbers 29, 87, 98, 100, 105, 111, 138 and 182.

Page 4 of 12 United Nations Convention on the Rights of the Child, as well as the United Nations Guiding Principles on Business and Human Rights; - the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the OECD Guidelines for Multinational Enterprises. POLESTAR’S EXPECTATIONS FROM ITS BUSINESS PARTNERS Business Partners are required to meet all of the following requirements in the course of their business relationship with Polestar, and we expect them to be managed professionally and systematically. A. Working Conditions and Human Rights Polestar expects its Business Partners to: - provide their employees with working conditions that are in line with international labour standards, in particular with the eight core conventions of the International Labour Organization; and - respect and promote internationally proclaimed principles for human rights, including children’s rights. Polestar supports the requirements of the International Labour Organization (ILO) and expects its Business Partners to adhere to and respect the ILO standards. Child Labour Business Partners shall work to prevent all forms of child labour. Under no circumstances should employment be offered to a person younger than 15 years of age (or 14 where the national law so allows) or younger than the countries legal minimum age, if higher than 15. Forced Labour There can be no forced labour of any kind relating to Polestar’s business, products and services. Therefore, Business Partners must not use forced labour, regardless of its form. This prohibition includes debt bondage, trafficking and other forms of modern slavery. Terms of Employment Business Partners must guarantee that the working conditions for their employees comply with all applicable legal requirements. In addition, each employee should have the right to receive written information, in a language that they can easily understand, specifying their terms of employment. Wages and benefits Business Partners shall pay employees wages and benefits that meet or exceed the legal minimum standards, collective bargaining agreements or appropriate prevailing industry standards, whichever is higher. Deductions are accepted only in accordance with applicable law, regulations and collective bargaining agreements. Deductions from wages as a disciplinary measure shall not be permitted. Page 5 of 12 Information about wages and benefits must be available to all employees, in a language that they can understand, timely and in accordance with applicable laws. Polestar recommends its Business Partners to provide their employees with a total compensation that is adequate to cover basic needs and enable a decent standard of living. Business partners are also recommended to systematically strive to ensure fair wages. Working Hours Business Partners must comply with applicable legislation regarding working hours (including but not limited to overtime and overtime compensation) and rest rules. Freedom of Association and Collective Bargaining Business Partners shall respect the rights of their employees to lawfully form, join or exclude themselves from employer-employee relationship-related associations and to bargain collectively, where permissible by local laws. Business Partners must also ensure that employees are given the opportunity to discuss their working conditions with management without fear of retaliation. Health and safety Safety should always be one of the most important factors in any decision. Business Partners must at all times provide and maintain a safe and healthy working environment that meets, and preferably exceeds, applicable standards and legal requirements. Non-Discrimination and Equal Opportunities Business Partners must not engage in any form of discrimination based on gender, ethnicity, religion, age, disability, sexual orientation, nationality, political opinion, union affiliation, social background or other characteristics protected by applicable law. All employees must be treated with respect, dignity and common courtesy. B. Caring for the Environment Business Partners must ensure that they comply with all applicable environmental laws and regulations. In addition, Business Partners are expected to support Polestar’s commitment to protecting the environment and limiting our overall environmental impact throughout the value chain. This involves taking a proactive approach towards reducing the environmental footprint of their operations, products and services, including through reducing emissions and conserving resources. In this respect, Business Partners are expected to support the move towards a circular economy. They are also expected to put similar environmental expectations on their own supply chain. General expectations Business Partners are expected to have: - an environmental management program, which monitors the use of resources to ensure efficiency; identifies and mitigates any related risks; and allows them to continuously improve their environmental performance; Page 6 of 12 - an open dialogue with Polestar on environmental matters, and cooperate with them to improve our, as well as their own, performance. Business Partners should also be transparent and provide Polestar with any necessary environmental data, when requested; - procedures in place to manage environmental performance of own business partners; - procedures in place to communicate environmental performance with relevant stakeholders and affected parties, when applicable. Environmental impact of Business Partners’ operations Where relevant, Business Partners are expected to perform activities that aim at reducing their environmental impact, including but not limited to: - Reducing Greenhouse Gas Emissions occurring in their own operations, as well as their wider value chain; - Increasing energy efficiency and their use of renewable energy; - Air quality control & emissions management; - Supporting the reduction of waste, through reuse & recycling, and the provision of sustainable material; - Water quality & consumption management; - Ensuring the safe management of chemicals used in operations and products. Responsible Sourcing of Minerals and Metals Business Partners are expected to use only minerals and metals that have been extracted and traded in such a way that does not contribute to human rights abuses, unethical business conduct (e.g. corruption), environmental damage or funding for conflicts. Business Partners are expected to ensure that they and their suppliers exercise due diligence within their operations to ensure metals and minerals are responsibly sourced and traded. They should make available these due diligence measures to Polestar upon request. Business Partners are also required to fully support and co- operate with Polestar’s efforts to secure full transparency and traceability of their 3TG and cobalt supply chain. Page 7 of 12 Precautionary Principle Polestar also expect Business Partners to always apply the precautionary principle, which means that they are expected to always take precautionary measures whenever there is reason to believe that a potential action may negatively impact the health or safety of a person, society or the environment. C. Business Integrity As the business relationship between Polestar and its Business Partners must be based on trust, transparency, honesty and accountability, Business Partners are expected to conduct their business ethically and with the utmost integrity, which includes: Anti-Corruption Business Partners and their subcontractors must conduct their operations and transactions in compliance with applicable laws and regulations relating to anti-bribery and anti-corruption. In line with Polestar’s zero tolerance for bribery and corruption, Business Partners and their subcontractors shall never engage in, or tolerate, any act or omission that could possibly be construed as a form of bribery or corruption. Consequently, Business Partners must ensure that they do not offer or receive any form of inappropriate benefit (gift, favour or hospitality)3 with the intention to improperly influence a business decision, whether it involves government officials or private individuals. Business Partners are encouraged to pay particular attention to the following situations that are usually considered more risky when it comes to bribery and corruption: - interactions with public officials: certain stricter rules apply when dealing with public officials; for example, facilitation payments are always forbidden; - use of intermediaries, in particular agents: many cases of bribery involve third party intermediaries (sales consultants, agents, brokers, etc.) that may use part of their remuneration to provide bribes; intermediaries must be chosen on the basis of appropriate selection criteria and due diligence; - donations to charity, associations or political parties and sponsoring activities: these activities can be routes for bribery and corruption. As a principle, Polestar expects its Business Partners to refrain from providing gifts, favours or hospitality to Polestar directors, officers and employees. In all cases, social amenities offered by Business Partners to Polestar employees: - cannot be intended to improperly influence the recipient’s business judgement or create the appearance of doing so; - must be customary and appropriate business courtesies, i.e. they should not embarrass Polestar or harm its reputation; - must be reasonable in value and frequency. 3 The notion of inappropriate benefit includes, but is not limited to such as monetary gifts, monetary loans, pleasure trips or vacations, luxury goods, concealed commissions or kickbacks.

Page 8 of 12 Should a Polestar employee ask for any improper payment or incentive in breach of this Code, Business Partners are expected to notify Polestar in accordance with section E below, even if the request is denied. Business Partners are also expected to ensure that all of their reports, records and invoices are accurate and complete, and that they contain no false or misleading information. Conflict of Interest Any situation that may involve a conflict of interest, or the appearance of a conflict of interest, between Polestar and its Business Partners must be avoided: the professional judgement, performance or decision-making ability of an employee of Polestar or of the Business Partner must remain independent from considerations that do not involve the business at hand and cannot be (or seem to be) influenced by private interests. Consequently, the interest of Polestar and/or the Business Partner on the one hand and the personal interests of their respective employees (or those of a relative, a friend or a close relation) on the other hand must be kept separate. Business Partners are expected to notify Polestar in accordance with section E below if: - a Business Partner’s director, officer or employee (or any of their relatives) has a personal relationship (e.g., is a family member or a friend) with a Polestar employee who is in a position to make (or influence) decisions which may benefit the Business Partner’s business; or - an employee of Polestar (or their family members) has any sort of involvement in, or financial ties with, a Business Partner. Similarly, Polestar employees are required to disclose to their manager any potentially conflicting relationship with, and/or interest in, a Business Partner before making a business decision or recommendation regarding said Business Partner. Fair Competition and Business Practices Polestar strives to act at all times as a fair and responsible market participant and expects the same from its Business Partners. Thus, Business Partners are required to comply with applicable competition laws and regulations (also referred to as anti-trust laws). In particular, Business Partners must refrain from entering into any understanding or agreement that would hinder competition either with their competitors or with their own business partners. This applies to any arrangement that influences prices, terms of sales (including discounts), strategies or customer relations, markets, market shares, customers or territories (particular care is expected regarding the participation of Business Partners in tender procedures). This also applies to the exchange of sensitive information4 or to any other conduct that unlawfully restricts or may restrict competition. Should a Business Partner have interactions with a competitor of Polestar, the Business Partner must not share any of Polestar’s sensitive information with the competitor and vice versa, even via third parties. 4 Examples of “sensitive information” include (but are not limited to) non-public information on prices, costs, profit margins, sales plans, capacity utilization, product plans and market shares. Page 9 of 12 Business Partners are also expected to compete fairly and ethically for all business opportunities. They must ensure that all statements, communications and representations to Polestar are accurate and truthful. Trade Sanctions and Export Control When conducting business with Polestar, Business Partners are required to comply with all trade sanctions that are applicable to Polestar and with all relevant export control laws and regulations. Trade sanctions restrict trade and financial transactions with certain countries, companies, organizations and individuals, while export controls restrict the export and re-export of certain “controlled” goods, software, and technology without the required licenses or other authorization from the relevant authority. Violation of these rules may expose Polestar to significant penalties and other adverse consequences. Furthermore, Business Partners must (as applicable): - not (a) be designated as a Listed Person5 or (b) engage in any conduct that could reasonably be expected to cause them to be designated as a Listed Person; - refrain from (a) conducting any business activity, directly or indirectly, with any Listed Person, including by supplying to Polestar items sourced from a Listed Person, (b) conducting any business activity prohibited or restricted under trade sanctions or export control laws applicable to Polestar, or (c) engaging in any transaction that evades, or attempts to violate restrictions under any trade sanctions or export control laws applicable to Polestar; - ensure that Polestar’s products and services are not sold, or in any other way made available, to a comprehensively sanctioned country or territory or to a Listed Person; - maintain necessary export or re-export licenses or other authorizations for all goods, software and technology supplied to Polestar; and - provide to Polestar all information and documentation necessary to support Polestar’s compliance with relevant export controls when exporting or re-exporting goods, software or technology. Protecting Polestar’s Confidential Information and Intellectual Property Polestar may share confidential information and/or intellectual property elements with its Business Partners in the course of their business relationship. Business Partners are required to handle Polestar’s confidential information in accordance with the confidentiality provisions in place and in particular: - protect Polestar’s confidential information from improper disclosure, theft or misuse by taking all adequate steps to safeguard such confidential information; - only disclose Polestar’s confidential information to their directors, officers and employees with a legitimate “need to know”; 5 "Listed Person" means (i) any individual, company, entity or organization designated for trade sanctions or export control restrictions on a list published by the EU, US, UN or other relevant country or authority, or otherwise subject to such trade sanctions or export control restrictions, and (ii) companies, entities or organisations that are owned 50 percent or greater by any combination of Listed Persons, or controlled by a Listed Person. Page 10 of 12 - not to share Polestar’s confidential information with a competitor of Polestar , unless Polestar has given prior written consent; - report in accordance with section E below any loss of, or unauthorized access (by a director, officer or employee who does not have a need-to-know or a third party) to Polestar’s confidential information; and - at the end of the business relationship, handle confidential information in accordance with the confidentiality provision in place and recognize that confidentiality obligations survive the end of the business relationship. If they have access to Polestar’s intellectual property in the course of the business relationship, Business Partners are required to handle such intellectual property in the same way and in particular protect it from improper disclosure, theft or misuse at all times. Data Protection Business Partners are required to comply with applicable data protection laws and regulations (also referred to as privacy laws) when processing Personal Data in relation to their business with Polestar. “Personal Data” is defined as any information relating to an identified or identifiable natural person; an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as: a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. In addition, Business Partners performing a processing activity on behalf of Polestar are required to comply with the agreed upon specific contractual provisions. In particular, Business Partners have a responsibility to protect personal data from improper disclosure, theft or misuse at all times and must immediately report to Polestar any incident that involves Polestar Personal Data. D. Audit right In addition to any audit right set out in any agreement entered into with Polestar, Business Partners agree: - that Polestar (either directly or through an independent third party appointed for that purpose) may verify and assess their compliance with this Code by conducting an audit at any time, subject to prior written notice. If Polestar reasonably believes that prior notice will interfere with Polestar verifying whether the Business Partner has complied with its obligations or undertakings under the Code, Business Partner will permit an audit without prior notice. - to provide Polestar with all relevant information and allow Polestar and its representatives access to their premises for the purpose of performing such audit. E. Reporting and Cooperation Polestar encourage Business Partners to ask questions regarding this Code and are required to promptly raise concerns in case of suspected non-compliance with applicable laws and regulations, or with the requirements under this Code. Page 11 of 12 Concerns may be reported to Polestar’s Reporting line SpeakUp at https://www.speakupfeedback.eu/web/polestarexternal. Reports can be submitted anonymously if wished. The SpeakUp reporting line is managed by the Polestar Legal Counsel Compliance & Ethics who will determine and lead the investigations required. If they have decided not to remain anonymous, the identity of the reporter, will be kept confidential to the fullest extent possible. Business Partners are expected to collaborate with Polestar in case of investigation and are expected to not retaliate against anyone who reports suspected business misconduct. F. Consequences of violations Business Partners agree that a breach of any of their obligations or undertakings under this Code is a material breach of contract, and may (in Polestar’s sole discretion) result in: - the Business Partner having to take necessary remedies, including to pay damages and implementing appropriate corrective actions within a reasonable time, so as to remedy the violation and to prevent similar occurrences in the future; and - Polestar taking actions against the violating Business Partner, up to immediate termination of the business relationship, upon written notice to the Business Partner.

Page 12 of 12 POLESTAR’S LEGAL DEPARTMENT MAY BE CONTACTED IN ANY OF THESE WAYS: * Email: Legal Department: legal@polestar.com * Postal mail: Polestar Legal Department Assar Gabrielssons Väg 9 SE-405 31 Göteborg, Sweden VIOLATION OF THIS CODE OF CONDUCT CAN BE REPORTED VIA HTTPS://WWW.SPEAKUPFEEDBACK.EU/WEB/POLESTAREXTERNAL Published by: Polestar Legal in June 2021 This Code shall not be construed as an employment contract and does not give anyone any right to continued employment by Polestar. Appendix 5 2023-06-08 QUALITY PROTOCOL [***]